UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Voya Financial, Inc.

(Name of Registrant as Specified In Its Charter)

TOMS Capital Investment Management LP
TCIM Management GP LLC
TCIM Master Fund Ltd.
Benjamin Pass
Akash Bagaria
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Item 1 Explanatory Note: On October 26, 2026, TOMS Capital Investment Management LP, a Delaware limited partnership (“TCIM”), together with the other participants named herein (collectively the “Participants”), delivered the following investor presentation (the “Communication”) regarding Voya Financial, Inc., a Delaware corporation (the “Company”).  TCIM or its fellow Participants may disseminate the Communication or portions thereof from time to time, including, without limitation, by posting such materials to its website at www.unlockvoya.com.

 TOMS CAPITAL INVESTMENT MANAGEMENT LP  STRICTLY PRIVATE AND CONFIDENTIAL  Voya Financial: The Case for Voting No Confidence  October 2026

 Disclaimer  2  TOMS CAPITAL INVESTMENT MANAGEMENT  Not An Offer to Sell or a Solicitation of an Offer to Buy  Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds managed by TOMS Capital Investment Management LP (“TCIM”) are in the business of trading -- buying and selling -- securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Issuer (defined below) in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. Consequently, TCIM’s beneficial ownership of shares of, and/or economic interest in, the Issuer’s common stock may vary over time depending on various factors, with or without regard to TCIM’s views of the Issuer’s business, prospects or valuation (including the market price of the Issuer’s common stock), including without limitation, other investment opportunities available to TCIM, concentration of positions in the portfolios managed by TCIM, conditions in the securities markets and general economic and industry conditions. TCIM also reserves the right to change its intentions with respect to its investments in the Issuer and take any actions with respect to investments in the Issuer as it may deem appropriate.  Not an Advertisement  This Presentation is not intended to be, nor should it be construed as, a marketing or solicitation vehicle for TCIM or its funds. The information herein does not provide a complete presentation of the investment strategies or portfolio holdings of the TCIM funds and should not be relied upon for purposes of making an investment or divestment decision with respect to the TCIM funds. Those who are considering an investment in the TCIM Funds should carefully review the relevant TCIM Fund’s offering memorandum and the information concerning TCIM, including its SEC Form ADV Brochure which is available at: www.adviserinfo.sec.gov.  Cautionary Statement Regarding Forward-Looking Statements  The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “estimate,” “expect,” “believe,” “intend,” “plan” or comparable terminology. These forward-looking statements are based on the Participants’ current beliefs, expectations and assumptions and involve significant known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. There can be no assurance that any idea or assumption herein is, or will be proven, correct. The Participants undertake no obligation to update or revise any forward-looking statements, except as required by law.  Participants in the Solicitation  The Participants have filed a definitive proxy statement (as may be amended or supplemented from time to time, the “Definitive Proxy Statement”) and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit the views of the stockholders of Voya Financial, Inc. (“Voya”) on the no confidence referendum. The Participants have furnished the Definitive Proxy Statement and accompanying proxy card to some or all of the stockholders of Voya entitled to vote at the referendum meeting. The Definitive Proxy Statement contains important information about the no confidence referendum.  TOMS Capital Investment Management LP, TCIM Master Fund Ltd., TCIM Management GP LLC, Benjamin Pass, and Akash Bagaria (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Voya in connection with the no confidence referendum. As of October 25, 2026, TCIM Master Fund Ltd. has beneficial ownership of or owns derivative securities with economic exposure to 1,708,081 shares of common stock of Voya, par value $0.01 per share. As of October 25, 2026, TOMS Capital Investment Management LP, as investment advisor, may be deemed to beneficially own shares or derivative securities with economic exposure to 4,228,000 shares of common stock of Voya, par value $0.01 per share, owned by the persons it advises. As of October 25, 2026, TCIM Management GP LLC, as the general partner of TOMS Capital Investment Management LP, may be deemed to beneficially own or have economic exposure to 4,228,000 shares of common stock of Voya, par value $0.01 per share, owned by directly or underlying derivative securities owned by the persons TOMS Capital Investment Management LP advises.  Disclaimer  Any information concerning Voya contained in this presentation has been taken from, or based upon, publicly available information. Although the Participants do not have any information that would indicate that any such information is inaccurate or incomplete, the Participants do not take any responsibility for the accuracy or completeness of such information. The views expressed herein represent the opinions of TCIM and are based on publicly available information and TCIM’s analyses. Certain financial information and data used herein have been derived or obtained from filings made with the SEC, third-party research and other sources. Third-party quotations are included for informational purposes only; the authors have not consented to their use and TCIM does not represent that they endorse TCIM’s views. Nothing herein is intended to be, nor should it be construed as, investment, legal or tax advice.  Important Information and Where to Find It  STOCKHOLDERS OF VOYA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE  NO CONFIDENCE REFERENDUM. Stockholders may obtain a free copy of these materials and other documents filed by the Participants with the SEC at www.sec.gov or at www.unlockvoya.com, or by contacting the Participants’ proxy solicitor, Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, NY 10036 (shareholders call toll-free: (844) 343-2621)

 About TCIM  RECENT PUBLIC ENGAGEMENTS  TOMS Capital Investment Management LP (“TCIM”), founded in June 2018, is led by its Chief Investment Officer and Co-Founder, Benjamin Pass. TCIM’s public markets investment strategy has been implemented by Mr. Pass since 2013 as part of TOMS Capital LLC, the family office of Noam Gottesman.  TCIM has offices in New York and London.  TCIM’s investment strategy is opportunistic global, equity/long-short with an event-driven/catalyst overlay. TCIM seeks to identify mispriced equities that present investment opportunities with value, catalyst or dislocation-based paths to market-beating investment results.  Over the years, TCIM has worked closely with numerous corporate management teams to enhance shareholder value.  TCIM views Voya as a high-quality franchise trading at a discount to peers, with a clear path to  unlocking value through a review of strategic alternatives.  ~$3.8bn  Assets under management  2  TOMS CAPITAL INVESTMENT MANAGEMENT

About Voya Financial

Voya Financial is a financial services company focused on retirement, employee benefits and investment management – Voya is one of the five largest defined contribution recordkeepers in the country.

Overview	
Market Cap	~$8.6bn
Ticker	NYSE: VOYA
Headquarters	New York, NY
Combined AUM and AUA	$1.2tn
Employees	11,000
Customers	18M
IPO Date	May 2, 2013

Business Segments

~90%

of LTM Adjusted Operating Income (ex. Corporate) comes from Voya's highest-quality businesses: **Retirement** and **Investment Management**

Share of Operating Income by Segment

LTM 2Q'26



18.6%
9.6%
71.8%

Investment Management (18.6%)

Manages public and private fixed income, equities, multi-asset, and alternative investment strategies for institutions, financial intermediaries, and individual investors.

Retirement (71.8%)

Provides employer-sponsored retirement plans, administrative services, stable value products, individual retirement accounts (IRAs), and related financial services.

Employee Benefits (9.6%)

Offers stop-loss, life, disability, and voluntary insurance products, health savings and spending accounts, and benefits administration solutions.

Market capitalization as of October 23, 2026.
AUM, AUA and customers as of June 30, 2026.
Employees as of December 31, 2025.

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TOMS CAPITAL INVESTMENT MANAGEMENT

 Executive Summary  1  Voya Financial is a high-  quality franchise…  Voya is a top-5 defined contribution recordkeeper with  >$1 trillion in client assets, consistent net inflows while peers lose assets, and ~90% of earnings from Retirement and Investment Management segments.1  Businesses with high quality of earnings like Voya are often rewarded by public markets with a premium valuation.  2  …but its value has eroded and trailed peers under current leadership  Under CEO Heather Lavallee, Voya abandoned the simplification strategy the market had rewarded. The Benefitfocus acquisition and persistent stop-loss losses have eroded investor confidence, and analysts now openly question management’s credibility.  Since Lavallee was named CEO, Voya has trailed the median of its core peers by ~40 points of TSR.2 Before TCIM’s involvement became public, Voya traded at 7.5x forward earnings, below its multiple as a capital-intensive life insurer.3  3  The market sees the upside if the Board dutifully acts on value-maximizing opportunities  Since TCIM’s involvement  became public, Voya’s shares are up ~30% as investors price in the prospect of change.  Yet despite reported takeover interest and strong acquirer appetite, media reports and comments from Voya’s peers and competitors indicate that neither management nor the Board is seeking to engage and transact.  5  Shareholders can send a clear message by voting for the no confidence referendum  TCIM is soliciting proxies for a referendum through which shareholders can tell the Board they have lost confidence in its direction.  Although the results of the referendum are non-binding, TCIM believes a vote of no confidence will make shareholders’ expectations of the Board clear: launch a formal review of strategic alternatives and engage with interested parties.  4  1. LTM Adjusted Operating Income (ex. Corporate) as of 2Q’26. 2. CEO Tenure TSR measured from July 7, 2022 – October 23, 2026. Core peers are BEN, GWO-CA, IVZ, PFG, SLF-CA, and UNM. Source: FactSet 3. Voya’s forward P/E was 7.5x prior to April 22, 2026, the last trading day before the first public report of TCIM’s involvement. Source: FactSet.  5  TOMS CAPITAL INVESTMENT MANAGEMENT  Instead, the Board has responded to shareholder concerns with delay and obstruction  Rather than engage, Voya stalled. The CEO consistently declined further meetings with TCIM after March, and when a meeting was finally scheduled for after 2Q ’26 earnings, TCIM felt obligated to cancel it upon determining that management appeared to be acting in a disingenuous manner, which cast doubt on the sincerity of Voya’s engagement. Producing the stockholder list took 31 days.  Voya’s first substantive response to TCIM, almost 100 days after TCIM’s first statement, was to seek regulatory intervention against this referendum.

 Until TCIM’s Involvement Was Public, CEO Heather Lavallee Had Overseen a De-Rating to a Level Even Lower Than When Voya Was a Capital-Intensive Life Insurer  5.5x  6.5x  7.5x  8.5x  9.5x  10.5x  11.5x  12.5x  Oct-16  Oct-17  Oct-18  Oct-19  Oct-20  Oct-21  Oct-24  Oct-25 Oct-26  Exit of CBVA &  Indiv. FA / FIA  Exit of Financial  Planning Channel  Exit of Indiv. Life & Legacy Annuities  FT article leaking TCIM’s  involvement in Voya  Lavallee named  Pres & CEO-Elect  Note: Data as of October 21, 2026. Proxy peers reflect the 2026 Proxy Statement, which include ALIT, AMP, EQH, CNDT, BEN, HIG, HQY, IVZ, LNC, MET, NTRS, PFG, PRU, TROW, UNM, and CNO. Retirement core peers include GWO and PFG. Investment Mgmt. core peers include BEN, TROW and IVZ. Employee Benefits core peers include UNM and SLF.  VOYA NTM P/E  Voya saw significant multiple expansion (+30%, from 7.5x to 9.8x) after TCIM’s involvement bolstered the takeout thesis.  Under CEO Rod Martin, Voya executed a series of divestitures to simplify the story & pivot from capital-intensive to capital-light; these divestitures clearly  drove multiple expansion.  When CEO Heather Lavallee was appointed in 2023, Voya abandoned the simplification story (Benefitfocus acquisition) & the market reacted by erasing the value it had attached to Voya’s strategic pivot.  Peak (Sept. 3)  Pre-TCIM Leak  % Change  VOYA Pt. Outperformance  VOYA  9.8x  7.5x  30.2%  --  Proxy Peers  10.3x  9.2x  11.3%  +19.0%  Retirement Peers  13.5x  11.4x  18.0%  +12.2%  Investment Mgmt. Peers  10.6x  10.1x  5.0%  +25.2%  Employee Benefits Peers  11.9x  10.2x  16.3%  +13.9%  Since the peak, the pullback is primarily multiple-driven: management sounds intransigent, and all signs point to an unwillingness to engage with interested parties.  Acquisition of Benefitfocus  Oct-22 Oct-23  6  TOMS CAPITAL INVESTMENT MANAGEMENT

 Note: Voya’s multiple appreciat  9.8x) following reports of TCIM’s  ed ~30% (to involvement   Multiple    Difference - Voya’s Multiple vs. Peer Multiple   Pre-Leak (April 22, 2026)  10Y Median   Pre-Leak (April 22, 2026)   10Y Median   Δ Pre-Leak vs. 10Y   Voya Financial Inc  7.5x  8.9x  Retirement  Principal Financial Group Inc  10.3x  9.9x  (27.2%)  (10.1%)  (17.1%)  Great-West Lifeco Inc  12.6x  10.3x  (40.5%)  (13.6%)  (26.9%)  Median  11.5x  10.1x  (34.5%)  (11.9%)  (22.6%)  Investment Management  Franklin Resources Inc  10.1x  10.1x  (25.7%)  (11.9%)  (13.9%)  Invesco Ltd  9.6x  9.0x  (21.9%)  (1.1%)  (20.8%)  Median  9.9x  9.6x  (23.9%)  (6.8%)  (17.1%)  Employee Benefits  Unum Group  8.6x  6.5x  (12.8%)  36.9%  (49.7%)  Sun Life Financial Inc  11.8x  10.6x  (36.4%)  (16.0%)  (20.4%)  Median  10.2x  8.6x  (26.5%)  4.1%  (30.6%)  10  TOMS CAPITAL INVESTMENT MANAGEMENT  Voya Is Not Just Underperforming Its Potential – It Has Also De-Rated to a Historical Low  Relative to Core Peers  Prior to the reporting of TCIM’s position, Voya was trading at a meaningfully wider discount to its core peers across each segment than it has historically.  Source: FactSet.

 Management Has Eroded Credibility with the Research Community…  Under CEO Rod Martin  The elimination of the tail risk associated with the legacy annuities operations and placing life insurance in run-off are sizable positive and is yet to be fully appreciated by investors. The company will be simpler and focused on higher return businesses that deserve a higher multiple.  Morgan Stanley, January 2019  “  Under CEO Heather Lavallee  While overall results came in above expectations, underperformance in Health Solutions is likely to serve as a headwind for some time. This headwind is likely to depress valuation multiples and introduce additional uncertainty. As such, we see better R/R elsewhere, and downgrade VOYA to EW.  Morgan Stanley, August 2024  “  While the absence of expressed interest from the management team makes any of the letter’s recommendations, including a potential of a sale, uncertain, the board and executive team will be under pressure to justify maintaining the business in its current form as over the past few years the company’s valuation has not improved nearly as well as its peers.  Barclays, June 2026  “  1Q ’26 Earnings:  2Q ’26 Earnings:  Okay. And then maybe just sticking with the Board, and I appreciate the comments about line of sight or alignment, excuse me, between management and the Board and all the commercial momentum you’ve shown over the past couple of  years, including the first quarter here. But -- if I look at the stocks PE, it’s at a pretty significant discount to what I would consider to be your peers. That occurred or that has come despite the fact that you’ve exited some risky businesses like CBVA and individual life. And that was the case even before stop-loss had issues.  Jefferies, May 2026  “  Okay. And then, Heather, I wanted to ask about Benefitfocus because you did the deal a couple of years ago. I think there was a lot of enthusiasm around it. And I don’t know if you’ve just changed the name of it or whatever, but you don’t really talk about it anymore. So I was just wondering like what’s going on with that business post acquisition. And part of the reason I ask is I think some other companies that made similar acquisitions, ended up either exiting the business or taking some goodwill charges. And I just want to get an update on that from you guys.  Jefferies, August 2026  “  10  TOMS CAPITAL INVESTMENT MANAGEMENT

… Especially Due to Misguided Messaging on Stop-Loss

November 5, 2024 (3Q '24 call)

Target: back inside 77–80% in 2025

"…I think it lands in that 86% ZIP code, then what we're targeting is a very rational place to land in calendar year 2025."

Mike Katz, EVP Finance and Incoming CFO

February 5, 2025 (4Q '24 call)

Delayed to 2026: "two-year journey"

"Margin expansion will continue into 2026 as we plan for a two-step process for Stop Loss… In 2026… we restore stop-loss back to target margins…"

Mike Katz, CFO

August 5, 2026 (2Q '26 call)

Delayed again to 2027

"That's absolutely what our plan is… we are pricing it to be within the target range in '27."

Heather Lavallee, CEO

On a policy-year basis, the turnaround continues to disappoint

Policy Year	Jan Rate Increase	Voya Estimated Ultimate LR[1]	Target LR	Vs. Top of Target	Vs. Midpoint of Target
2024	+12%	88.5%	**77–80%**	**+8.5 pts**	**+10.0 pts**
2025	+21%	89.0%	**77–80%**	**+9.0 pts**	**+10.5 pts**
2026	+24%	87.0%	**77–80%**	**+7.0 pts**	**+8.5 pts**

"I do have one follow-up on stop loss, so apologies time I just heard a comment that **we're 2 years into a 2-year journey**, and I thought that was interesting. I mean that sounds like next year, you'd be back at targeted margins. And I just want to understand if I'm hearing that correctly and the timing associated with that kind of comment. **And -- maybe if you could help us understand like how we get there. Because even if we give you the benefit of the doubt on some of the reserve development, it still seems like we're a decent amount above where you'd be targeting right now.** So Yes. I mean do I have that right? And anything you can tell us about the IBNR or something you're seeing to help us put numbers behind your optimism?"

Barclays, May 2026

"We feel VOYA management has a credibility issue with investors. In addition to weaker SL results, VOYA has also recently announced the departures of two members of its senior management team (i.e., previously CFO Don Templin and now upcoming departure of CEO of Workplace Solutions Rob Grubka). Moreover, on recent earnings calls, **management expressed confidence in its ability to turn around its SL business due to its team's prior experience, which we feel investors will now call into question."**

Jefferies, December 2024

1. Estimated ultimate loss ratio by stop-loss policy year as of June 30, 2026, gross of reinsurance, per Voya 2Q '26 Investor Supplement

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TOMS CAPITAL INVESTMENT MANAGEMENT

 … And Pulling Guidance in 4Q ’25 Only Furthered the Crisis of Confidence  After a meaningful EPS miss in 4Q ’25 due to a stop-loss reserve charge, management stopped providing year-ahead guidance and did not reiterate its 10%+ long-term EPS growth target  “We believe the persistency of medical stop-loss issues is likely to be at focus for the stock, and management’s decision to cease to provide a detailed year-ahead outlook/guidance will likely be viewed negatively…”  Bank of America, February 2026  “Management’s previous EPS target of $8.25–$8.45 was withdrawn, creating uncertainty about future guidance as it hinges on the development of the stop-loss book.”  Wells Fargo, February 2026  “It’s frustrating to have a short tail business still impacting estimates around 18 months after the problem started, but we look for more color from management.”  Evercore, February 2026  “We aren’t surprised to see some investors pushing for a divestiture, as we think it’s negatively impacted both earnings estimates and the multiple… we see the possibility of both EPS accretion and an improved multiple…”  Evercore, April 2026  … Which is casting doubt on management’s ability  to oversee the business  “…the focus on stop-loss may have distracted investors from the positive commercial momentum that the rest of VOYA is experiencing…”  RBC Capital Markets, April 2026  “Management turnover/mismanagement of the stop loss book: The company has seen a good amount of management changes over the past few months, most notably replacing Rob Grubka (ex. head of wealth solutions which oversaw health solutions). We feel it will take some time for the company to restore investor confidence in the management of the stop loss book given how 2024 progressed, and await further commentary on how it plans to manage the book going forward.”  Wells Fargo, February 2026  Management pulled guidance after  the 4Q ’25 miss…  Driven in large part by management’s  unwillingness to evaluate options for stop-loss…  10  TOMS CAPITAL INVESTMENT MANAGEMENT

 Management Has Been Rewarded for Underperformance  Voya has underperformed its core peers…1  …Yet management has been richly rewarded…2  $16.2M+  $7.5M+  $7.5M+  Heather Lavallee  CEO  Michael Katz  CFO  Jay Kaduson  Group CEO, Workplace  Solutions  Total compensation for 2025  …While the Board lowered the bar for bonuses  $1,046M → $890M  2025 bonus target cut 15% after Voya missed its 2024 target  150% → 200%  Maximum bonus payout raised for 2025  155%  Bonus funding on 2025 results of $1,038M  $4.5M  CEO’s 2025 cash bonus  2025 results of $1,038M fell short of the original target, but beat the lowered one, triggering an easier payout.  10  TOMS CAPITAL INVESTMENT MANAGEMENT  The Result  One-Year  Three-Year  Five-Year  Since CEO  Appointment  Through Unaff. Date  Through Unaff. Date  Through Unaff. Date  Through Unaff. Date  April 22, 2026  April 22, 2026  April 22, 2026  April 22, 2026  Voya Financial Inc  35.7%  5.4%  24.6%  37.6%  Core Peer Median  40.2%  71.3%  85.6%  88.6%  Proxy Peer Median  11.5%  51.7%  33.3%  51.8%  S&P 500 Financials Index  12.5%  65.8%  64.6%  73.7%  Voya Financial Inc B/(W)  Core Peer Median  (4.5)  (65.9)  (61.0)  (51.0)  Proxy Peer Median  24.2  (46.3)  (8.8)  (14.2)  S&P 500 Financials Index  23.2  (60.3)  (40.0)  (36.1)  1. Core peers are BEN, GWO-CA, IVZ, PFG, SLF-CA, and UNM. Proxy peers reflect the 2026 Proxy Statement, which include ALIT, AMP, EQH, CNDT, BEN, HIG, HQY, IVZ, LNC, MET, NTRS, PFG, PRU, TROW, UNM, and CNO. Source: FactSet. 2. Voya company filings.

 “  Practically all of VOYA’s YTD upside has come since acquisition rumors first started in late April, aided since by activist involvement /  commentary.  Jefferies, July 2026  10  TOMS CAPITAL INVESTMENT MANAGEMENT  “  While the absence of expressed interest from the management team makes any of the  letter’s recommendations, including a  potential of a sale, uncertain, the board and executive team will be under pressure to justify maintaining the business in its current form as over the past few years the company’s valuation has not improved nearly as well as its peers.  Barclays, June 2026

 Today’s Share Price Confirms Shareholder Support for Exploring a Value-Maximizing Takeout  1. Total Shareholder Return measured from April 22, 2026, to October 23, 2026. Core peers are BEN, GWO-CA, IVZ, PFG, SLF-CA, and UNM. Proxy peers reflect the 2026 Proxy Statement, which include ALIT, AMP, EQH, CNDT, BEN, HIG, HQY, IVZ, LNC, MET, NTRS, PFG, PRU, TROW, UNM, and CNO. Source: FactSet.  INDEXED TSR SINCE MEDIA REPORTS OF TCIM’S INVOLVEMENT, APRIL 22 – OCTOBER 23, 20261  What the market is saying  “Investors fear that if VOYA does not take action, the stock will likely revert to prior steeply discounted levels.”  TD Cowen, July 2026  “Voya Financial has fielded takeover interest in recent weeks” … but “neither management nor the company’s board are seeking to transact.”  Semafor, July 2026  “Shares are up 22% since TCIM surfaced and 38% since 3/22, potentially helped by TCIM buying.”  TD Cowen, July 2026  Voya is up ~30% since TCIM’s involvement was reported, ~14–18 points ahead of peers and ~22 points ahead of the S&P 500 Financials Index.  -10%  -5%  0%  5%  10%  15%  20%  25%  30%  35%  40%  Apr-26  May-26  Jun-26  Jul-26  Oct-26  VOYA Core Peer Median Proxy Peer Median  Aug-26 Sep-26  S&P 500 Financials Index  10  TOMS CAPITAL INVESTMENT MANAGEMENT

 We Believe That the Market Opportunity Is Now  1. Financial Times, April 2026 (citing Dealogic). 2. Semafor, July 2026. 3. Raymond James, June 2026. 4. TCIM press release, September 2026. 5. Reuters, March 2026. 6. TD Cowen, July 2026.  Consolidation, inbound interest and acquirer appetite are all present today – waiting for the 2027 AGM risks losing a near-term de-risking, value-creating opportunity.  Industry consolidation driven by fee compression  There have been nearly $25bn of asset-  management deals in 1Q ’26 – more than half of all of 2025.¹  Janus Henderson sold for ~$8bn after a bidding war; Schroders was bought by Nuveen for £9.9bn – both at significantly higher multiples than Voya.¹  Large insurers with asset-management arms have expressed a desire to add scale through dealmaking.¹  Reported inbound interest in Voya  Semafor reported in July 2026 that “Voya Financial has fielded takeover interest in recent weeks.”²  The Semafor article and comments from Voya’s peers and competitors at a recent industry conference indicate that Voya has been unwilling to genuinely engage with credible, interested third parties on value-creating opportunities.  Raymond James said in June 2026 that “we think there would be robust competition to acquire VOYA, should a deal process emerge.”³  Acquirers name M&A as a top priority  Recent industry conferences have reaffirmed that potential acquirers – larger and trading at higher multiples than Voya – underscore M&A as a top strategic priority.⁴  A particular focus is scaled platforms in the rapidly expanding retirement market – a profile very few public companies other than Voya possess.⁴  ~$25bn  asset-management deals in 1Q ’26 alone – more than half  of 2025’s total¹  ~$8bn  Janus Henderson sale price after a competitive bidding war5  $160 / share  TD Cowen illustrative takeout value vs. $112 standalone target6  14  TOMS CAPITAL INVESTMENT MANAGEMENT  The Board’s unwillingness to consider strategic alternatives in this environment demonstrates its disregard for the interests of shareholders.

 Potential Acquirers’ Appetites for Businesses Like Voya Are Keen – This Is an Ideal Moment to Review Strategic Alternatives  Across the Life & Retirement theme, the incentive to pursue M&A is increasingly compelling:  The buyer universe for Voya is broad, given Voya’s central role in the Life & Retirement theme:  The focus on Retirement, particularly in the US, motivates companies to both gain scale & expand capabilities.  “We expect insurers that can operate across (and monetize) the end-to-end retirement proposition, not just the accumulation or decumulation phases, to be the relative winners … we expect scale, customer experience and brand strength to act as the key differentiating factors.”  Morgan Stanley, September 2026  As the AI disruption narrative continues to hound the sector, companies will look to M&A to optimize costs & leverage AI to expand.  “The AI debate in the Insurance sector is likely going to rumble on for some time – particularly with respect to the disintermediation of distribution. This said, one thing that is clear to us is that higher-quality, scale insurers should be relative winners in an AI world … AI will be a fundamental catalyst to support further market consolidation beyond this – for example, enabling potentially greater cost simplification/ scale etc., or facilitating expansion into new markets.”  Morgan Stanley, October 2026  Given the higher-for-longer rate environment & favorable developments in long-term liability assumptions, insurers are more driven to grow.  “We expect a continuation of the ongoing restructuring of the global life & retirement industry, but with increased interest in strategic M&A. We see this as driven by: 1) higher interest rate environment improving asset-side economics, 2) continued emergence of actuarial data (i.e. policyholder behavior) improving confidence in complex/long-term liability assumptions, 3) innovation in deal structures (i.e. splitting asset risk from biometric) and 4) diversification beyond the lower-hanging spread/annuity deals of recent years with alternative asset managers and foreign insurers broadening target scope in search of growth.”  UBS, September 2026  “We think there would be robust competition to acquire VOYA, should a deal process emerge. Potential buyers include Canadian LifeCos (Great-West’s Empower is the #2 U.S. retirement provider and is looking for scale), Japanese insurers (Tokio Marine has over ~$15 billion of excess capital), U.S. life insurers (PFG is a near perfect strategic fit, and we think it would have to seriously consider the deal), and traditional/alternative asset managers seeking scale.”  Raymond James, June 2026  “At today’s valuation, digestible size, clean liability profile, and improving fundamentals paired with durable  fee-based businesses and strong free cash flow could make VOYA an attractive strategic target over time. Strategic interest is not unprecedented: Bloomberg reported in January 2018 that AIG explored a >$10B acquisition, though talks later fell apart. We do not assume M&A, but it provides incremental upside optionality as scale and capital efficiency become more important across retirement, asset management, and employee benefits. AIFA 2026 panelists also highlighted a growing appetite overseas for U.S. insurance assets, including interest from Japanese insurers with meaningful excess capital to deploy across structures and sub-sectors.”  TD Cowen, April 2026  14  TOMS CAPITAL INVESTMENT MANAGEMENT

 Potential Acquirers Seem to Recognize the Timing Is Right, as Interest in M&A Is Louder Than Ever  “It’s no secret we would love to do more acquisition in the US if we can find targets that hit our return requirements and where we’d be very confident on execution. Obviously, if we did that, that would add to our share in the US. And we have no sort of limit or barrier on that … Our track record in the US is fantastic, and we’ve done such a fantastic job integrating those businesses I talked about before, that if we got an  opportunity for something like that again, we’d be very confident on the integration and delivering expense synergies - and revenue synergies as  well…”  CEO David Harney, July 2026  “I think the core point though is Empower, like obviously, it’s been built through acquisition and inorganic…”  CEO David Harney, March 2026  “  “But we do think as we think about the longer-term strategy and the more ambitious goals that we have that larger transactions will be more impactful … We believe that group insurance is a strong business for us, strong opportunity, capital-light business where we have a very strong current position, brand distribution. And part of our goal is to grow those capital-light earnings, PGIM and group insurance. And so the strategy there has been to go down market and to diversify from a segment perspective.”  CFO Yanela del Carmen Frias, September 2026  “  “One thing we said in our strategy that we released in November last year is that sustaining the scale of our U.S. business is important.”  CEO Philip Witherington, August 2026  “… inorganic deployment, yes, that’s possible. And I think we’ve demonstrated through the largest acquisition in a decade with Comvest Credit Partners. We’re prepared to do that. What I would call out when we’ve done that, it’s a transaction that’s financially accretive and strategically relevant. And that’s the bar that we would be looking at for any further deployments of inorganic capital. We do like Global Wealth and Asset Management as a place to deploy capital. We like the fee income and the diversification that, that provides.”  CEO Philip Witherington, September 2026  “  Other acquirers: PFG was mentioned in a Semafor article as an interested acquirer and is rumored to be raising a significant equity investment from Samsung Life; Tokio Marine has identified capital-light Life M&A as a key priority and is partnered with Berkshire Hathaway on M&A.  /  14  TOMS CAPITAL INVESTMENT MANAGEMENT

 Voya Lobbied the SEC to Block the Shareholder Referendum – and Failed. It Now Refuses to Show  Shareholders the Record  TCIM’s Section 220 books-and-records demand uncovered that Voya used corporate resources to try to stop its own shareholders from being heard.  Voya acknowledged it lobbied the SEC to stop the no confidence  referendum and prevent shareholders’ voices from being heard.  The effort failed: TCIM has filed definitive proxy materials and the  referendum will proceed.  Voya refuses to produce Board minutes on its actions to prevent the referendum.  Voya will share its SEC correspondence only if TCIM drops all further books-and-records requests.  What the Section 220 demand uncovered Why it matters for shareholders  Voya spent shareholder money to undermine the shareholder franchise – in TCIM’s view, corporate waste inconsistent with the Board’s fiduciary duties.  The campaign targeted shareholders’ basic right to meet, communicate with each other and share their opinions with management and the Board.  Voya administers the retirement savings of millions of Americans; abandoning its own shareholders’ interests when challenged is all the more egregious.  The refusal to disclose raises a simple question: what do Voya’s  Board and management have to hide?  14  TOMS CAPITAL INVESTMENT MANAGEMENT

 The Board’s Poor Engagement with TCIM  Source: TCIM Definitive Proxy Statement, September 2026.  ~100 days  from TCIM’s first press release (May 4) about damaged valuation to Voya’s first statement to shareholders (August 7)  31 days  for Voya to comply with TCIM’s Section 220 demand for production of the stockholder list  21 days  to sign a routine confidentiality  agreement; Voya’s counsel delayed for 12 days before commenting on the draft  0  meetings with TCIM attended by Voya’s  CEO since the initial one on March 16  Lavallee met only once. After TCIM asked in June for a meeting with management and the Board, Voya replied that the CEO would not attend. After TCIM determined that Voya’s management appeared to be acting in a disingenuous manner, TCIM cancelled the meeting scheduled for after 2Q ’26 earnings, as it was unlikely to lead to meaningful engagement.  The Chair never engaged directly. TCIM’s June and July emails to Non-Executive Chair Ruth Ann Gillis and the Board drew responses only from Investor Relations.  Obstruction on the stockholder list. Voya’s counsel challenged the purpose of a routine Section 220 request and said some information would be withheld even with a proper purpose.  A threat instead of a response. Voya’s August 7 release called TCIM’s materials and  actions “misleading” and “manipulative,” told shareholders there was nothing to  vote on, and said it was “seeking regulatory intervention” – before the SEC comment process concluded and definitive materials were filed.  Outside commitments over Voya. On May 8, S&P Global announced that Ms. Lavallee would join the board of its Mobility Global spin-off – a new outside commitment taken on while shareholders were asking for her engagement.  Second Section 220 demand. TCIM is now seeking books and records to investigate whether the Board breached its fiduciary duties in its effort to deter shareholders from voting.  14  TOMS CAPITAL INVESTMENT MANAGEMENT  Seven months of private and public engagement produced delay and obstruction, but the Board still won’t act to restore shareholder value.  Across 9 public communications over 175 days, Voya has not refuted a single point TCIM has made on the business; it has only disputed TCIM’s right to  run a solicitation that gives shareholders a voice.

 Why We Believe Shareholders Can’t Wait Until the 2027 AGM  1. Voya Amended and Restated Certificate of Incorporation and Bylaws, as described in the TCIM Definitive Proxy Statement, September 2026. 2. Financial Times, April 2026.  Shareholders have no other way to be heard  Voya’s charter bars shareholders from calling a special meeting or acting by written consent.¹ The next scheduled opportunity to vote is the 2027 annual meeting – roughly seven months away – and the Board has given no sign it will act on its own.  A proportionate alternative to a fight, not a precursor to one  A referendum is a less confrontational, lower-cost way to measure shareholder sentiment than a contested election – and it gives the Board a chance to respond and change course before one becomes necessary.  A clear result gives directors room to  act themselves  A strong FOR vote lets the Board launch a strategic review on its own initiative and on its own terms, with a shareholder  mandate behind it – the best outcome for everyone, including the Board.  Consolidation is happening now  Acquirers trading at higher multiples are prioritizing scaled retirement platforms today.² Seven more months is a long time for interested parties to wait while the Board declines to engage.  19  TOMS CAPITAL INVESTMENT MANAGEMENT  The referendum is the only timely, collective voice shareholders have before the 2027 annual meeting.

 How the Referendum Works  Purpose  It’s a timely way for stockholders to express their lack of confidence in the Board and  management in a coordinated manner.  Legal basis  Delaware law neither expressly authorizes nor expressly prohibits non-binding  precatory proposals or stockholders from calling a meeting amongst themselves.  SEC review  The definitive proxy was subject to SEC review.  Precatory nature  The resolution is non-binding, and no company business will be transacted at the  meeting.  Self-imposed quorum  Holders of at least one-third of Voya’s outstanding voting power must participate for  the vote to be held.  Voting standard  Results are based on votes cast, not shares outstanding, since some institutions may be restricted from voting. Abstentions count as votes AGAINST.  Independent tabulation  First Coast Results, Inc. will certify the final results.  Disclosure of results  If the vote is held, TCIM will publish certified results within four business days, share them with the Board and management, and disclose them at a level of detail similar to an 8-K.  REFERENDUM MECHANICS  TCIM is asking for:  The Board to respond to the referendum by committing to review strategic alternatives and engage with interested parties.  TCIM is NOT asking for:  Control of the Board or a forced sale.  A vote FOR no confidence tells the Board that shareholders expect it to act with urgency to meet its fiduciary duties: review all strategic alternatives and engage with interested parties to address persistent underperformance.  19  TOMS CAPITAL INVESTMENT MANAGEMENT

Details and How to Vote

Every share counts toward the one-third participation threshold – and abstentions are counted as votes AGAINST

REFERENDUM MEETING	RECORD DATE	VOTING DEADLINE	RECOMMENDATION
November 24, 2026 11:00 a.m. ET (virtual)	**September 30, 2026** Vote even if you have since sold *(Only holders as of this date may vote)*	**11:59 p.m. ET** November 23, 2026 *(Mailed cards must arrive by this time)*	**Vote FOR** the No Confidence Referendum

HOW TO VOTE

Institutions: reconcile record-date positions by custodian, obtain each 16-digit control number, and confirm the meeting is loaded on your voting platform (e.g., ProxyEdge). Escalate missing ballots to your custodian and Okapi.

Street-name holders: only your broker can vote your shares and only on your instruction – brokers have no discretion on this matter. Search your inbox for “id@proxyvote.com Voya”.

Record holders: vote online or by telephone using the proxy card, or sign, date and return the card in the postage-paid envelope.

Shares on loan as of the record date are voted by the borrower – reconcile loaned shares when confirming your eligible position.

QUESTIONS OR HELP VOTING

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor, New York, NY 10036

Shareholders (toll-free): (844) 343-2621

Banks and brokers: (212) 297-0720

Email: info@okapipartners.com

Campaign materials and proxy statement: www.unlockvoya.com

Only your latest-dated vote counts – you can change your vote at any time before the deadline.

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 Additional Information  I T ’ S T I M E T O U N L O C K V O Y A  Voya Shareholders – make your voices heard by voting FOR the no  confidence referendum before 11:59 p.m. ET on November 23, 2026  Visit www.unlockvoya.com for additional materials, information and voting instructions  19  TOMS CAPITAL INVESTMENT MANAGEMENT

 Appendix  19  TOMS CAPITAL INVESTMENT MANAGEMENT

 Appendix A: Timeline of Engagement with Board  19  TOMS CAPITAL INVESTMENT MANAGEMENT

The Board's Poor Engagement with TCIM: Timeline of Key Interactions

March 6
TCIM call with Voya Investor Relations at TCIM's request to discuss earnings, year-to-date performance and the stop-loss business

March 16
TCIM met with Lavallee on core business areas, stop-loss and TCIM's thesis; management and the Board would commit to consider TCIM's perspective

April 28
TCIM told Voya that, absent engagement from the Board, it was prepared to make its concerns known to other stockholders

May 4
TCIM issued first public statement on Voya

May 14
TCIM met with Voya CFO and IR team

June 1
TCIM sent a letter urging the Board to open a formal review of all strategic alternatives, including a sale of Voya

Early–mid June
TCIM emailed management and Chair Gillis requesting a meeting with management, incl. Lavallee, and the Board; **Voya replied Lavallee would not attend**

June 18
TCIM sent a Section 220 request for the stockholder list, with a draft confidentiality agreement

June 26
Voya's counsel challenged TCIM's stockholder-list request and said some information requested may not be provided

July 5–6
TCIM emailed the Board directly, then followed up with Chair and management requesting further discussion

July 9
Voya signed the confidentiality agreement, **21 days** after TCIM's request

July 16
Semafor reported takeover interest in Voya; sources say "neither management nor the company's board are seeking to transact"

July 17
Voya produced documents for the 220 demand, **31 days** after TCIM's request

July 20
TCIM requested a meeting with Lavallee and Board representatives; meeting set for after 2Q '26 earnings, but after TCIM determined that Voya's management appeared to be acting in a disingenuous manner, TCIM cancelled it, as it was unlikely to be meaningful

August 6
TCIM announced it would hold a no confidence referendum and filed its preliminary proxy statement

August 7
Voya's first substantive response, **almost 100 days** after TCIM's first public statement: "seeking regulatory intervention" against the referendum

September 23
TCIM asked Voya to confirm it would promptly provide the stockholder list as of the September 30 record date

September 24
Definitive proxy filed after two amendments; TCIM's second Section 220 demand seeks books and records on regulatory-intervention statements

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Appendix B: TCIM’s Public Commentary on Voya  19  TOMS CAPITAL INVESTMENT MANAGEMENT  Voya has yet to object to any point we have made, aside from the notion that TCIM can run a solicitation to give voice to shareholders

 Nine Public Communications from TCIM in 175 Days and Voya Has Only Addressed One Point  #  DATE  TCIM PUBLIC COMMUNICATION  1  May 4, 2026  TCIM Issues Statement on Voya Financial  2  May 7, 2026  TCIM Comments on Voya Financial’s First Quarter Earnings  3  June 1, 2026  TCIM Sends Letter to Voya Financial’s Board of Directors Calling on Them to Urgently Initiate  a Formal Strategic Review and Engage with All Interested Parties  4  July 16, 2026  TCIM Issues Statement Following Report of Takeover Interest in Voya Financial  5  August 6,  2026  TCIM Launches “No Confidence” Campaign at Voya and Calls on the Company to Finally  Begin Acting in the Best Interests of Its Shareholders  6  August 10,  2026  TCIM Comments on Voya’s Efforts to Prevent Shareholder Voices from Being Heard  7  September 24, 2026  TCIM Files Definitive Proxy Materials for “No Confidence” Campaign at Voya  8  October 9,  2026  TCIM Commences Mailing of No Confidence Referendum Proxy Statement to Voya  Shareholders  9  October 26,  2026  TCIM Provides Update on Voya’s Effort to Prevent the Voices of Shareholders from Being  Heard  After 175 days and 9 public communications from TCIM, the only assertion Voya has directly responded to since we went public has been to call our solicitation invalid.  19  TOMS CAPITAL INVESTMENT MANAGEMENT